Exhibit 99.1

                                  Ralph Santos
                          Unit 86-103 Dela Rosa Street
                            Tropical Palms Building
                            Legaspi Village, Makati
                                    Manilla

To: Verify Smart Corp. (the "Company")

Re: Resignation as a Director and Officer

Gentlemen/Mesdames:

I was asked to join the board with the specific task of managing the technical development of the Company and with managing technical developments in the Asian market. I have not been paid in a number of months. It has become apparent the Company is without finance or resources to reasonably pursue its business. I have done my best, in accordance with knowledge the board was able to glean, to leave the Company with some future but cannot any longer continue in the circumstances of the Company. Therefore, I, Ralph Santos, hereby tender my resignation as director and as to any office which I do or may hold as an officer with the Company.

DATED the 15 day of December 2009


/s/ Ralph Santos
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Ralph Santos